Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-201422 and 333-36390) on Form S-8 and Registration Statement (No. 333-253619) on Form S-3 of Fuel Tech, Inc. of our report dated March 4, 2025, relating to the consolidated financial statements of Fuel Tech, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Fuel Tech, Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

Chicago, Illinois

March 4, 2025